Exhibit 10.285

AMENDMENT

TO THE CHARLES SCHWAB CORPORATION

LONG TERM INCENTIVE PLAN

Section 9(a) of The Charles Schwab Corporation Long Term Incentive Plan (the “LTIP”) is amended in its entirety to read as follows, effective for target awards made on or after July 19, 2004:

“(a)	Death or Disability. If a Participant’s employment is terminated as a result of death or disability at any time after the first two years of a Performance Period (and before completion of the Performance Period), such Participant or Participant’s estate shall be entitled to receive the entire Award such Participant would have been entitled to, based on Company performance and payable at the time Awards are paid to all other Participants for such Performance Period. If a Participant’s employment is terminated as a result of death or disability at any time during the first two years of a Performance Period (and before completion of the Performance Period), such Participant shall be entitled to receive a pro-rated Award, based on the number of whole months in the Performance Period prior to the Participant’s termination and payable at the time Awards are paid to all other Participants for such Performance Period.”